Exhibit 99.1
Lending Club Names Scott Sanborn CEO
Realigns Costs with Lower Origination Volumes
Discloses Additional Findings and Actions Taken

SAN FRANCISCO - June 28, 2016 - Lending Club (NYSE: LC), the world’s largest online marketplace connecting borrowers and investors, announced today that the board of directors named Scott Sanborn as Lending Club’s CEO and President. Separately, Hans Morris, who had assumed the temporary role of Executive Chairman, has assumed the role of Chairman of the Board of Directors.
“Scott and the management team have demonstrated they can lead Lending Club through this turbulent time,” said Mr. Morris. “The board has decided this is the right time to hand full responsibility over to Scott in his role as the CEO. With today’s announcements and Scott at the helm, Lending Club is now in a position to move forward.”
“We have demonstrated the power of the Lending Club marketplace model to generate attractive, risk adjusted returns to investors,” said Lending Club CEO and President Scott Sanborn. “We are working closely with investors to rebuild confidence and are encouraged to see them returning to the platform.”
Annual Stockholder Meeting Topics
In addition to the formal business related to its Annual Stockholder Meeting ("Annual Meeting"), Lending Club will be addressing the following topics during its Annual Meeting call and webcast which occurs today at 11:00 a.m. Pacific Time (Tuesday, June 28, 2016, - see webcast and conference call information below):

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CEO and Independent Chairman Appointments - Lending Club announced that the company’s Board of Directors has appointed Scott Sanborn as CEO and President and that Hans Morris has assumed the role of independent Chairman of the Board.

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Substantial Conclusion of Internal Review, Two Items Identified - The first item related to adjustments to the valuation of assets held by six private funds managed by LC Advisors ("LCA") that were not consistent with generally accepted accounting principles and impacted net asset values and monthly return figures for the LCA funds. In response, Lending Club and LCA engaged an independent valuation firm, with specific expertise in the valuation of marketplace assets, to provide valuation services to the LCA funds, and Lending Club and LCA have made several changes to improve governance of the funds, including establishing a majority independent Governing Board. The second item related to loans made in December 2009 to the company's former CEO, and three of his family members.

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Q2 Origination Volume, Incentives and Certain Expenses - Investors continue to return to the Lending Club platform to invest in loans since pausing in early May. Based on quarter to date originations, the company expects loan originations in the second quarter of 2016 to be roughly one third lower than in the first quarter of 2016. In addition, the company expects to report investor incentives of roughly $9 million, $15 - $20 million of additional expenses related to employee retention, employee severance, advisory relationships, board review, remediation and due diligence activities, and a goodwill write-down of between $20 - $40 million related to slower growth expectations for Springstone, subject to finalization of this analysis.

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Organizational Changes - In light of lower loan volumes in the second quarter and recognizing that fully restoring investor confidence may take time, the company has decided to reduce 179 positions in the organization.

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Progress on Controls, Compliance and Governance - Over the last seven weeks, Lending Club initiated a comprehensive review of its controls, compliance and governance and has taken actions that included implementing KPMG best practice recommendations; increasing testing of data changes; increasing compliance and oversight resources; aligning business and control functions into a better risk management structure; and retraining employees on code of conduct and ethics and reinforcing the importance of a high compliance culture.

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Key Second Half of 2016 Drivers - In an effort to reignite the platform, Lending Club provided several investor incentives (to both retail and institutional investors) most of which are expected to continue into the third quarter. The company expects to transition away from these incentives in the fourth quarter and plans to resume revenue and EBITDA growth in the first half of 2017.

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New Policies on Anti-Pledging and Ecosystem Investing - Lending Club’s Board has established new policies prohibiting pledging of Lending Club shares, and prohibiting the company from making investments in ecosystem partners that invest in Lending Club loans.

Webcast and Conference Call Information
The Annual Meeting will reconvene today, June 28, 2016, at 11:00 a.m. Pacific Time with the same virtual meeting access (www.virtualshareholdermeeting.com/LC2016). Only stockholders of record as of the close of business on April 11, 2016 will be able to vote and ask questions during the meeting using the virtual meeting access. Other interested parties may listen to the audio webcast of the Annual Meeting using the same link above or may dial into a listen-only line by dialing +1 (877) 883-0383, or outside the U.S. +1 (412) 902-6506, with a conference ID 0183459, ten minutes prior to 11:00 a.m. Pacific Time (or 2:00 p.m. Eastern Time).
About Scott Sanborn
Scott Sanborn is CEO and President of Lending Club. Appointed in June 2016, he was charged by the Board of Directors with transforming the company and bringing a heightened degree of transparency and disciplined growth to Lending Club operations.
A six-year veteran of the company, Scott previously held the roles of President, Chief Marketing Officer and Chief Operations Officer. He helped lead the company through a prolonged period of triple digit growth that led to its 2014 IPO, and has been a driving force in the management and development of the organization.
Before joining Lending Club, Scott was the Chief Marketing and Revenue Officer for eHealth Insurance, a publicly traded ecommerce company, where he helped create double digit growth in revenue and new customer acquisition. His earlier roles included having been President of RedEnvelope, Inc., an e-commerce and catalogue retailer of upscale gifts, and Senior Vice President of Marketing for the Home Shopping Network, a television and internet retailer of consumer products. He holds a BS from Tufts University.
About Lending Club
Lending Club's mission is to transform the banking system to make credit more affordable and investing more rewarding. The company's technology platform enables it to deliver innovative solutions to borrowers and investors. We operate at a lower cost than traditional bank lending programs, so we're able to pass the savings on to borrowers in the form of lower rates and to investors in the form of solid returns. Lending Club is based in San Francisco, California. More information is available at https://www.lendingclub.com. Currently only residents of the following states may invest in Lending Club notes: AL, AR, AZ, CA, CO, CT, DC, DE, FL, GA, HI, IA, ID, IL, IN, KS, KY, LA, MA, ME, MI, MN, MO, MS, MT,

NE, NH, NJ, NV, NY, OK, OR, RI, SC, SD, TN, TX, UT, VA, VT, WA, WI, or WY. All loans are made by federally regulated issuing bank partners.
Contacts
For Investors:
James Samford
IR@lendingclub.com

Media Contact:
PR@lendingclub.com
Safe Harbor Statement
Some of the statements in this above are “forward-looking statements.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. The company may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. The company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Information in this press release is not an offer to sell securities or the solicitation of an offer to buy securities.
Please see our Risk Factors in our Form 10-K for the period ended December 31, 2015, as filed with the SEC on February 22, 2016, and Form 10-Q for the period ended March 31, 2016, as filed with the SEC on May 16, 2016.